Exhibit 10.1

ACCEPTANCE AND RELEASE

I have been informed that my employment with Layne Christensen Company (“Company”) has been terminated. I understand that I have been offered a severance and benefit continuation program by the Company.

In consideration of the Company’s actions, I release and forever discharge the Company, its subsidiaries and their agents, present and former directors, present and former officers, employees and representatives from any action, suit, contract, agreement, promise, liability, claim, demand, damage, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which I now have or may hereafter have against them, by reason of any matter prior to and through the Effective Date (as defined below), including, without limiting the generality of the foregoing, any Claims arising out of the hire, employment, remuneration (including any remuneration or payment under any bonus or incentive compensation plan) or termination of my employment by the Company (including any Claims under Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Civil Rights Act of 1866, as amended; the Age Discrimination in Employment Act, as amended; the Americans with Disabilities Act, as amended; the Equal Pay Act, as amended; the Fair Labor Standards Act, as amended; applicable state employment discrimination statutes; applicable state wage and hour statutes; and/or any other local, state or federal law governing discrimination in employment and/or the payment of wages or benefits).

I understand that the severance program outlined in Michael Caliel’s letter to me of January 23, 2015 (the “Letter”), will be effective immediately following my signing this Acceptance and Release, provided that I sign by 9 a.m. on January 23, 2015 (the “Effective Date”). After this time, if this Release is not executed and returned, the severance program outlined in the Letter will cease to be of any force or effect.

By my signature below, I acknowledge that (i) I have read and understand both the Letter outlining my severance program and this Acceptance and Release and (ii) I agree to the terms and conditions set forth in both the Letter and this Release and will abide with their terms.

Dated: January 23, 2015.

/s/ Gernot E. Penzhorn
Gernot E. Penzhorn